Exhibit 10.11

SUBLEASE AGREEMENT THIS SUBLEASE AGREEMENT (this "Sublease") is made as of the 19...tb..d. ay of July, 2019, by and between IPREO Holdings, LLC., a Delaware limited liability company with an address at 1359 Broadway, New York, N.Y. 10018 ("Sublandlord"), and Progyny, Inc., a Delaware corporation, with an address from and after the Corrunencement Date at 1359 Broadway, 2nd Floor, New York, N.Y. 10018 ("Subtenant"). Recitals: A. Pursuant to that certain Agreement of Lease dated April 16, 2004, between ESRT Broadway, LLC., a Delaware limited liability company (successor in interest to Marlboro Building Associates, LLC), as l andlord ("Master Landlord"), and Sublandlord (successor in interest to I-Deal, LLC), as Tenant (the "Original Lease"), which Original Lease has been amended by the First Amendment of Lease dated December 1 , 2008; the Second Amendment of Lease dated December 9 2013 (the "Second Amendment"); the Third Amendment of Lease dated March 20, 2015; the FoUlth Amendment of Lease dated October 12, 2015 (the "Fourth Amendment"); the Fifth Amendment of Lease dated April 14, 2016; the Sixth Amendment of Lease dated April 25, 2017; and the Seventh Amendment of Lease dated April 12, 2018; and the Eighth Amendment of Lease dated March 28, 2019 (collectively, the "Master Lease" a full and complete copy of which is attached as Exhibit A, with only material financial terms or confidential information redacted), Master Landlord leased to Sublandlord that certain space consisting of the entire second floor, the entire third floor and a portion of the sixth t1oor (collectively, the "Premises") within the building located at 1359 Broadway, New York, New York (the "Buildin g"), more particularly defined in the Master Lease. B. Subtenant desires to Sublease from Sublandlord and Sublandlord desires to Sublease to Subtenant (i) a portion of the Premises consisting of the entire second floor, containing 24, 216 rentable square feet ("2nd Floor Sublease Premises"); and (ii) a portion of the third floor containing 996 rentable square feet ("3rd Floor Sublease Premises"), as shown on Exhibit B attached hereto and made part hercof(the 2nd Floor Sublease Premises and 3m Floor Sublease Premises being collectively refeJTed to herein as the "Subleased Premises"). NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and subject to consent of the Master Landlord, Sublandlord and Subtenant agree as follows: SUBLEASED PREMISES. Subject to the terms and conditions contained in the 1. Master Lease, Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord the Subleased Premises. Except for the 2nd Floor Sublease Premises and the 3m Floor Sublease Premises that comprises the Subleased Premises, the Subleased Premises shall not include any other portion of the Premises leased under the Master Lease and, except for the Subleased Premises, Subtenant shall have no right to access or use of any portion of the Prem ises leased to Sublandlord under the Master Lease, including without limitation, the Storage Space. Sublandlord shall deliver the Subleased Premises broom clean and in good condition, free and clear of all mechanics liens and violations and with all utilities functional and located within the Premises, including without limitation, the tenant controlled HVAC units servicing the Premises sufficient to provide heating and air conditioning to the Premises in quantities that are customary and adequate for similar size premises in the New York City area. The parties acknowledge that, as of the date of this Sublease, the units servicing the Premises, installed and located within the 3rd Floor Premises which are in good working order and condition. Except as set forth above, and in Section 6 below, the Subleased Premises shall be delivered to Subtenant in "AS-IS" condition as of the date of this Sublease, without any obligation on the part of Sublandlord to make any changes, modifications or alterations to the Subleased Premises.

2. **TERM AND POSSESSION**. Subtenant shall Sublease the Subleased Premises commencing on the first business day (the "Commencement Date") that the parties receive a fully executed original of this Sublease and Master Landlord's consent to this Sublease in writing (the "Master Landlord's Consent"), executed by Master Landlord, Subtenant and Sublandlord; provided that if Master Landlord's Consent is not received by September 30, 2019, then this Sublease shall be of no further force and effect, the parties shall have no obligations towards the other and Sublandlord shall return the Security Deposit within five (5) days thereafter. The term of this Sublease shall expire on 11:59 PM on May 30, 2029 ("Expiration Date"), unless sooner terminated in accordance with the terms of the Master Lease or this Sublease. The period of time between the Commencement Date and the Expiration Date shall be referred to herein as the "Sublease Term".

3. **BASE RENT AND ADDITIONAL RENT.**

(a) Base Rent. Subtenant shall pay Sublandlord for the Subleased Premises during the Sublease Term base rent ("Base Rent") in the amount of

> 2nd Floor Sublease Premises: (i) $51.00 per RSF or $1,235,016.00 per annum through the end of the 5th Lease Year, payable in monthly installments of $102,918.00; and (ii) $56.00 per RSF or $1,356,096.00 per annum, payable in monthly installments of $113,008, through the Expiration Date; and
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> 3rd Floor Sublease Premises: $51.00 per RSF or $50,796 per annum, payable in monthly installments of $4,233.00, through the Expiration Date.

If the Rent Commencement Date (as hereinafter defined) is other than the first day of a calendar month, Base Rent for the initial partial calendar month shall be prorated on a per diem basis and shall be due and payable on the Rent Commencement Date. Base Rent shall not include telephone or internet usage, and Subtenant shall be responsible for arranging and paying for such services. Following the Abatement Period (defined below), each monthly installment of Base Rent shall be due and payable to Sublandlord on or before the first day of each month at the address written above or such other address in the United States of America as designated by Sublandlord.

Notwithstanding the foregoing, providing there is no Default after notice and opportunity to cure as may be provided herein or in the Master Lease by Subtenant, the Base Rent for the first eight (8) full months ("Abatement Period") following the Commencement Date shall be fully abated ("Rent Abatement"). Accordingly, Subtenant's obligation to pay Base Rent shall commence on the first day of the eleventh (11th) full month of the Sublease Term ("Rent Commencement Date"). The Rent Abatement shall not apply to Additional Rent (defined below).

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Base Rent due under this Sublease shall be paid to Sublandlord without abatement, deduction, or offset (except the Rent Abatement expressly set forth above and as set forth in Section 6 hereof) and is payable, at Subtenant's option, by wire transfer. If Subtenant fails to pay the Base Rent as provided above within five (5) business days of the same being due, Subtenant shall pay Sublandlord, on demand, an administrative late payment fee equal to an annual rate of three percent (3%) of the amount due, which sum Sublandlord and Subtenant agree fairly represents Sublandlord's cost and expense in carrying and processing delinquent accounts.

Pursuant to Section 17 below, Subtenant, upon execution of this Sublease, shall deliver to Sublandlord the Prepaid Base Rent.

(b) Additional Rent. In addition to Base Rent, Subtenant shall be responsible for reimbursing Sublandlord for (i) Subtenant's Proportionate Share of Expenses that exceed the Expenses chargeable to Sublandlord under the Master Lease for the calendar year 2019, subject to Section 1(B)(iv) of the Original Lease; (ii) electrical utility costs, which are separately sub-metered to the Subleased Premises, plus five (5%) percent administrative charge, and shall be payable in the amounts billed to Sublandlord under Section 3 of the Original Lease; and (iii) Subtenant's Proportionate Share of real estate taxes except that the base tax year for purposes of this Sublease shall mean the tax year commencing on July 1, 2019 and ending on June 30, 2020 and (iv) Subtenant's Proportionate Share of routine and scheduled maintenance expenses under Sublandlord HVAC maintenance contract (a copy of which is attached hereto as Exhibit D). During the Sublease Term, Sublandlord agrees to maintain such HVAC maintenance contracts with a third-party vendor selected from time to time by Sublandlord and Subtenant shall pay Subtenant's Proportionate Share thereof so long as such cost is commercially reasonable, in no event shall the cost to Subtenant exceed $20,000 on an annual basis, charged to Subtenant in monthly installments. Aside from the foregoing Expenses, electric utility costs and real estate taxes (collectively, "Additional Rent"), Subtenant shall not be responsible for the payment of any other Expenses that may become due under the Master Lease; provided, however, that Subtenant agrees to pay all additional charges imposed by Master Landlord for any additional services or materials provided by Master Landlord to the Subleased Premises which are incurred due to a request or action of Subtenant, including but not limited overtime HVAC or other special services, which costs and charges shall be included as part of the Additional Rent. For clarification purposes, Sublandlord shall be responsible for any expenses under the HVAC maintenance contract that are associated with any repairs and replacement approved by Sublandlord, acting reasonably and in good faith. The Additional Rent due hereunder shall be paid within twenty (20) business days from receipt of an invoice from Sublandlord setting forth such amounts in reasonable detail.

"**Subtenant's Proportionate Share**" shall mean 5.686% for the purposes of items (i) and (iii) in Section 3(b) and shall mean 52.59% for the purposes of item (iv) in Section 3(b).

Notwithstanding anything contained herein or in the Master Lease to the contrary, Subtenant shall not be charged for any freight elevator service in connection with its initial move-in to the Subleased Premises, and any costs associated therewith shall be borne exclusively by Sublandlord.

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4. ASSIGNMENT AND SUBLETTING. Subtenant shall not further sublease or assign this Sublease in whole or in part without the prior written approval of (i) Sublandlord, which approval shall not be unreasonably conditioned, withheld, or delayed; and (ii) Master Landlord, whose consent may be granted or withheld in accordance with the Master Lease. Any such request for sublease or assignment shall be made by Subtenant pursuant to the terms and conditions of the Master Lease.

5. USE OF SUBLEASED PREMISES. Subject to the Master Lease, and the rules and regulations issued from time to time by the Master Landlord, Subtenant may access the Subleased Premises 24x7x365 for all uses permitted under the Master Lease. Subtenant will not use or permit the Subleased Premises to be used or occupied for any purpose or in any manner prohibited by any applicable Laws. Subtenant will not commit waste or suffer or permit waste to be committed in, on, or about the Subleased Premises. Subtenant will conduct its business and control its employees, agents, guests and invitees in such a manner as not to create any nuisance or interfere with, annoy, or disturb any other tenant or occupant of the Building or Sublandlord in its operation of the Building. Subtenant, at its sole cost, will comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or in force after the date hereof, with the requirements of any board of fire underwriters or other body constituted now or after the date hereof, with any directive or occupancy certificate issued pursuant to any law by any public officer, solely insofar as they relate to the condition, use or occupancy of the Subleased Premises, or alterations made due to Subtenant's status under applicable laws or due to any physical limitations or handicaps of Subtenant's employees, officers, directors or invitees. Sublandlord does not make, and expressly disclaims, any representation or warranty that the Subleased Premises are suitable for any use other than the Permitted Use described in the Master Lease, or are permitted under applicable laws, including zoning laws.

6. SUBLANDLORD WORK. Sublandlord, at its cost and expense and in accordance with the terms and conditions of the Master Lease and subject to Master Landlord's consent, (i) shall cure and restore all existing slab cuts within the Subleased Premises in accordance with the Master Lease, (ii) remove and enclose the existing stairwell between the 2nd Floor Subleased Premises and the 3rd Floor Subleased Premises and restore all damage caused thereby in accordance with the Master Lease; and (iii) deliver the currently existing tenant-controlled air cooling units (the "HVAC Units") in good working order and condition (collectively, "Sublandlord Work"). All or a portion of the Sublandlord Work may be performed either by Sublandlord or by Master Landlord; provided that whoever undertakes such work shall use commercially reasonable efforts to require that items (i) and (ii) of Sublandlord Work to be performed in an encapsulated area with sufficient protection so as to minimize dust and damage to the 2nd Floor Sublease Premises and the 3rd Floor Sublease Premises, including without limitation the HVAC units. Sublandlord will use reasonable efforts to complete the Sublandlord Work on or before August 15, 2019. If the Sublandlord Work is not completed on or before August 15, 2019, subject only to delays caused by force majeure, Subtenant shall receive an additional rent abatement equal to one (1) day for each day that the Sublandlord Work is delayed beyond August 1 2019; provided, however that if Sublandlord Work is not completed for any reason other than force majeure by December 31, 2019, then Subtenant shall receive a further rent abatement equal to three (3) days for each day Sublandlord Work is delayed beyond December 31, 2019 and, for the avoidance of doubt, Sublandlord shall ensure that the Subleased Premises are made broom clean at its cost upon completion of Sublandlord Work. Provided the Subleased Premises are

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delivered in accordance with this Section 6, Sublandlord shall have no further liability to Subtenant for delays to the completion of the Sublandlord Work. Sublandlord shall promptly perform the Sublandlord Work in accordance with a scope of work prepared by Subland lord or Master Landlord, and shall cause the Sublandlord Work to be performed in a good and workmanlike manner, and in compliance with all applicable Laws, rules and regulations. Subtenant acknowledges that Master Landlord may require access to the Subleased Premises after the Commencement Date, in order to perform the Sublandlord Work, and any such access shall not be deemed a default by Sublandlord or a violation of Subtenant's right to use and enjoy the Subleased Premises. Subtenant acknowledges that the Sublandlord Work may create noise and dust, and may require Subland lord to temporarily relocate Subtenant's work stations or to temporarily cease work within the Subleased Premises ("Interruptions"), and, providing Sublandlord causes its contractors to use commercially reasonable eff011s to minimize such Interruptions (including without limitation sealing off this area with floor to ceiling plastic), neither Sublandlord nor is contractors shall have liability, and Subtenant expressly waives any claims, for damages or losses resulting from any such Interruptions except to the extent caused by Master Landlord's or Sublandlord's gross negligence or willful misconduct. In no event shall Sublandlord have any liability to Subtenant for damage caused to Subtenant's property which arises from or in connection with Su btenant's failure to move or protect Subtenant's property during the performance of the Sublandlord Work or for any interruption to Subtenant's business as a result of the Sublandlord Work. 7. COMPLIANCE WITH MASTER LEASE. (a) Except as otherwise provided by this Sublease, all the tcnns and conditions contained in the Master Lease are incorporated as terms and conditions of this Sublease (with references in the Master Lease to "Landlord" and "Tenant" being deemed to refer to "Master Landlord" and "Sublandlord") except that where the term "Landlord" is used in the context of ownership or management of the Build ing, such term shall be deemed to mean "Master Landlord", so that except to the extent that they are inconsistent with or modified by the provisions of this Sublease, for the purpose of incorporation by reference each and every term, covenant and condition of the Master Lease binding upon or inuring to the benefit of Sublandlord thereunder shall, in respect of this Sublease, be binding upon or inure to the benefit of Subtenant, with the same force and effect as if such terms, covenants and conditions were compl etely set forth in this Sublease, except that for purposes of this Sublease: (i) references in the Master Lease to "this date", "the date hereof, "the date of this Lease" and similar references shall be deemed to refer to the date of this Sublease; (ii) references in the Master Lease to the "Premises" shall be deemed to refer to the "Subleased Premises" hereunder; (iii) references in the Master Lease to the "term" sha1Ibe deemed to refer to the Sublease Term; references in the Master Lease to "thi s Lease" shall be deemed to refer to "tltis Sublease" (except when such reference in the Master Lease is, by its terms (unless modified by this Sublease), a reference to any other section of the Master Lease, in which event such reference shall be deemed to refer to tl1e particular section of the Master Lease); (iv) 5

(v) references in the Master Lease to the "Expiration Date" shall be deemed to refer to the "Expiration Date" hereunder;

(vi) the following provisions of the Master Lease and Exhibits annexed thereto shall be deemed deleted: Section 28, Section 49, Section 50 of the Original Lease, Exhibit A-2 and Exhibit B of the Original Lease; the word "replacement" in the second sentence of Section 31(B)(i) of the Original Lease; Exhibit A-1, Exhibit A-2, Exhibit A-3 and Exhibit A-4 of the Second Amendment; Section 2(E) and Section 6 of the Second Amendment; Exhibit A to the Fourth Amendment; all references to the "Additional Space" in the Fourth Amendment; and all references to the "Storage Space".

(vii) where reference is made in the following Sections to "Landlord", the same shall be deemed to refer to "Master Landlord": Section 24(B), Section 30, Section 31, Section 39, Section 51, and Section 52 of the Original Lease.

(viii) If Sublandlord is required to give its consent or approval to a matter as to which consent or approval has been requested by Subtenant, Sublandlord, at Subtenant's reasonable cost and expense, shall cooperate reasonably with Subtenant in endeavoring to obtain any required Master Landlord's consent or approval upon provided that if Subtenant agrees or is otherwise obligated to make any payments to Sublandlord in connection with such request for such consent or approval, Subtenant shall pay same as additional rent. Sublandlord shall promptly forward to Master Landlord such requests as Subtenant may submit for approval or consent from Master Landlord.

Except as otherwise provided by this Sublease, (i) Subtenant shall, throughout the Sublease Term, assume and perform, for the benefit of Sublandlord, all of the obligations, covenants and agreements of Sublandlord as subtenant under the Sublease and Sublandlord as tenant under the Master Lease, to the extent that the same apply to the Subleased Premises, and (ii) Sublandlord grants to Subtenant, for the duration of the Sublease Term, all of the rights and privileges granted Sublandlord under the Sublease with respect to the Subleased Premises. Sublandlord hereby represents and warrants that the Sublease is in full force and effect, no default or event that would constitute a default after expiration of applicable notice and cure period exists under the Sublease. Sublandlord agrees to defend, indemnify, and hold Subtenant harmless from and against any and all liabilities, losses, costs, expenses (including reasonable attorneys' fees and expenses), suits, claims, demands, or judgments of any nature arising from or related to Sublandlord's default or breach under the Master Lease. The foregoing indemnity obligation shall survive the expiration or termination of this Sublease.

(b) Notwithstanding the foregoing:

(1) This Sublease is subject to all of the terms and conditions of the Master Lease, except that Subtenant shall have no right (i) to any allowance or funds granted to Sublandlord for the improvement of the Subleased Premises or as a rent credit right; or (ii) to exercise any option to renew or extend the Sublease Term; (iii) to expand or contract the Subleased Premises (whether by right of first refusal, right of first offer or other similar rights), or to surrender or terminate any portion of the Subleased Premises, to the extent any such rights or options are contained in the Master Lease;

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or (iv) to install any equipment, antennas or communication devices on the roof of the Building. Sublandlord a1:,rrees to use its good faith and commercially reasonable efforts to cause the Master Landlord to pe.rfonn for Subtenant's bene'fit any of Master Landlord's obligations under the Master Lease. If Master Landlord defaults in its obligations under the Master Lease, Sublandlord shall have no obligation to bring suit or commence any legal action to enforce such obligations against the Master Landlord provided, however, that, if Master Landlord defaults in its obligations under the Master Lease with regard to the Subleased Premises, Subtenant shall be entitled to bring any action or proceeding or to take any steps to enforce such obligation of Master Landlord with regard to the Subleased Premises in i ts own name without Sublandlord's consent, provided that Subtenant shall bear any and all costs and expenses in connection therewith. Subtenant agrees that Sublandlord shaJI not be required to dispute any determinations or other assertions or claims of Master Landlord or to make any assertions or claims against Master Landlord regarding the obligations of Sublandlord under the Master Lease, as incorporated herein. Should Sublandlord elect not to dispute any such determinations, assertions or claims by Master Landlord, or not to make any such assertion or claim against Master Landlord, Sublandlord hereby agrees that Subtenant may do so in its own name without Sublandlord's consent and may resolve such disputes, claims or assertions to its own satisfaction, provided that (i) Subtenant shall notify Sublandlord prior to commencing any such dispute or making any such assertion or claim, (ii) Subtenant shall bear any and all costs and expenses of any such dispute, claim, assertion and/or settlement, and (iii) Sublandlord shall not be bound without its consent (not to be unreasonably withheld) by any settlement, agreement or resolution reached by Subtenant and Master Landlord in regard to any such dispute, claim or assertion, or by any settlement decree, judgment or penalty resulting therefrom. If Sublandlord shall elect to dispute any determinations, assertions or claims by Master Landlord or to make any assertion or claim against Master Landlord, then Subtenant may join in such dispute, claim or assertion. (2) This Sublease and all of Subtenant's rights hereunder are expressly subject to and subordinate to all of the terms of the Sublease and Master Lease. In the event of a conflict between the tenns of this Sublease and the tenns of the Sublease or the Master Lease, as between Sublandlord and Subtenant, the terms of this Sublease shall govern to the extent the terms do not cause a breach under the Sublease or Master Lease. (3) Except for Sublandlord Work, Subtenant shall be solely responsible for making any and all alterations and/or improvements necessary for Subtenant's intended use of the Subleased Premises. Any and all improvements pertonned within the Subleased Premises shall be subject to Master Landlord's written approval, in accordance with the Master Lease. Sublandlord shall not unreasonably withhold, delay or condition its approval to any such improvements or alterations. Notwithstanding the foregoing, Subtenant shall provide Sublandlord with a copy of all relevant information regarding such alterations (including plans and specifications) associated with such work at the same time, and to the extent such information is required to be delivered to Master Landlord for approval. Subtenant shall not commit or permit to be committed on the Subleased Premises any act or omission that violates any term or condition of the Master Lease. Tn addition to the foregoing, Subtenant agrees to defend, indemnify, and hold Sublandlord harmless from and against any and all liabilities, losses, costs, expenses (including reasonable attorneys' fees and expenses), suits, claims, demands, or judgments of any nature arising from or related to the repair or restoration of any alterations performed by Subtenant within the Subleased Premises except for 7

Sublandlord Work. The foregoing indemnity obligation shall survive the expiration or earlier termination of this Sublease.

(4) Subtenant shall perform all maintenance and repairs to the Subleased Premises required to be performed by Sublandlord under the Master Lease.

(5) Subtenant shall pay for any additional communications, installation and operation of any T1 lines, fiber or other cable or communications lines, which shall be installed, at Subtenant's sole cost and expense and subject to consent of the Master Landlord.

(6) Any policies of insurance required to be carried and maintained under the Master Lease by Sublandlord shall also be carried by Subtenant and Subtenant shall name Sublandlord and Master Landlord as additional insureds, as well as any other persons required to be named as insured pursuant to the Master Lease.

(c) Notwithstanding anything contained herein to the contrary, for so long as this Sublease remains valid and there is no default by Subtenant beyond any applicable notice and cure period, Sublandlord represents and warrants that it shall not, at any time during the Sublease Term, exercise the Original Office Premises Surrender Option set forth in the Fourth Amendment.

8. FURNITURE. In consideration for the sum of $1.00 and the promises exchanged herein, and pursuant to the Bill of Sale attached hereto as **Exhibit C** ("Bill of Sale"), Sublandlord transfers to Subtenant all of its right, title and interest in and to the furniture, fixtures and equipment (collectively, the "Furniture") located within the Subleased Premises as of the Commencement Date, and as listed on Schedule One to the Bill of Sale. Upon expiration of the Sublease Term, Subtenant shall be responsible for removing the Furniture to the extent required under the Master Lease.

9. SUBTENANT DEFAULT. Subtenant shall be in default under this Sublease if any one or more of the following events ("Defaults") shall happen and be continuing, following any specified notice and cure period: (i) Subtenant fails to make payment when due of the Base Rent within five (5) business days of receipt of written notice from Sublandlord, or Subtenant fails to perform or observe any other covenant or condition to be performed or complied with by Subtenant under this Sublease or the Master Lease within thirty (30) days after receipt of notice from Sublandlord, providing that, if Subtenant is diligently pursuing a cure of such default, said thirty (30) day period shall be extended for up to an additional thirty (30) days as long as Subtenant works continuously to cure such default; (ii) Subtenant shall have an attachment or execution levied upon Subtenant's interest under this Sublease and same is not vacated within sixty (60) days upon receipt of written notice thereof by Subtenant; (iii) Subtenant makes an assignment for the benefit of its creditors, or the interest of Subtenant in the Subleased Premises is sold under recourse, execution or other legal process; (iv) Subtenant files or there is filed against Subtenant a petition in bankruptcy or a petition or answer seeking reorganization under the Federal bankruptcy law or any other applicable statute and same is not dismissed within sixty (60) days; or (v) an order is entered adjudicating Subtenant a bankrupt or approving an involuntary petition seeking reorganization of Subtenant under the Federal bankruptcy law or any other applicable statute or appointing a receiver, trustee or conservator for all or any substantial part of the property of Subtenant; then, and in any of these events,

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Sublandlord shall have all of the remedies set forth in the Master Lease, as well as those allowed by Jaw or in equity. 10. SUBLANDLORD DEFAULT.Sublandlord shall be in default ("Sublandlord Default") under this Sublease if Sublandlord fails to perform or observe any other covenant or condition to be perfonned or complied with by Sublandlord under this Sublease, or is default under the Master Lease beyond any applicable notice and cure periods, and Sublandlord fails to cure such default within thirty (30) days after receipt of notice from Subtenant; providing that, if such default cannot reasonably cured within such thirty (30) day period, Sublandlord may have such additional time but not to exceed a total of ninety (90) days) to cure such default, as long as Sublandlord works continuously to cure such default. LIMITATION OF LIABILITY. Regardless of cause, except as set forth herein, 1 1. Sublandlord shall not be liable to Subtenant for consequential damages, including without limitation, lost profits, indirect or punitive damages, and, to the maximum extent permitted by law, the parties fully waive, any right to seck or collect such consequential damages, and Subtenant hereby expressly waives and fully releases Suhlandlord from all such consequential damages. Notwithstanding anything herein to the contrary, the total dollar amount of Sublandlord's liability to Subtenant, and/or its officers, partners, employees, agents, customers and/or invitees, or any person claiming through or under Subtenant, on account of claims for personal injury or property damage will not exceed the aggregate sum of all monies paid to Sublandlord by Subtenant under thi s Sublease. 12. SUBTENANT INDEMNITY. Except to the extent of the waivers contained in Section 16 of this Sublease, Subtenant will indemnify, defend and hold harmless Sublandlord and Master Landlord, their employees and agents from and against all losses, costs, damages, expenses and liabilities, including reasonable attorneys' fees and disbursements, which Sublandlord or Master Landlord may incur or pay out by reason of (i) any accidents, damages or injuries to persons or property occurring in, on or about the Subleased Premises during the period commencing on the Possession Date and ending on the latter to occur of (A) the Expiration Date, or (B) the date Subtenant actually vacates the Subleased Premises in accordance with, and in the condition required by, this Sublease, (except to the extent the same has been caused by, if as to Sublandlord or its agents, employees, contractors or invitees gross negligence or intenlionally wrongful act or, if as to Master Landlord, the negligence or intentionally wrongful act of Master Landlord), (ii) any breach or default of this Sublease on Subtenant's part, (iii) any work done after the date hereof in or to the Subleased Premises by or on behalf of Subtenant, or (iv) any act or omission on the part of Subtenant, or any person claiming through or under Subtenant relating to Subtenant's use of the Subleased Premises. 13. SUBLANDLORD INDEMNITY. Except to the extent of the waivers contained in Section 16 of this Sublease, during the Sublease Term Sublandlord will indemnify, defend and hold harmless Subtenant and its employees and agents from and against all losses, costs, damages, expenses and liabilities, including reasonable attorneys' fees and disbursements, which Subtenant may incur or pay out to the extent caused by (i) Sublandlord 's negligence or intentionally wrongful act, (ii) any breach or default of this Sublease by Sublandlord, (iii) any work done after the date hereof in or to the Subleased Premises by or on behalf of Sublandlord including Sublandlord's 9

Work, or (iv) any act or omission on the part of Sublandlord, or any person claiming through or under Sublandlord relating to Sublandlord 's use of the Premises. 14. SIGNAGE. Subject to consent of the Master Landlord, Subtenant may install signage within the Subleased Premises. Sublandlord will cooperate with Subtenant to obtain such consent from the Master Landlord. Upon the Expiration Date or earlier termination of this Sublease, Subtenant, at its cost and expense, shall be responsible for installing, maintaining and removing he signage, as well as restoring the affected areas to i ts original condition. Except as set forth herein, Subtenant shall have no right to any other signage under Section 27, or any other provision of the Master Lease. Sublandlord will use reasonable efforts to assist the Subtenant as to obtaining directory listings at the Building and lettering on the door to the Subleased Premises as may be requested by the Subtenant. 15. NOTICES. All notices, requests and other communication required or desired to be given under this Sublease, or required by law, shall be in writing and sent to the parties at the addresses below. Notices shall be deemed given when and if (a) personally delivered, (b) delivered by overnight private cowier service which in the ordinary cow-se of its business maintains a record of receipt of each of its deliveries, or (c) when delivered by United States mail, postage prepaid, certified, return receipt requested, addressed to the parties hereto, at their respective addresses set forth in the first paragraph of this Sublease, and in the case of Subtenant, with a copy to the address of the Subleased Premises duri ng its occupancy of the Subleased Premises. Notices to Sublandlord: SUBLANDLORD: c/o: lHS Markit 15 Inverness Way East Englewood, CO 80112 Attn: Workplace Resow-ces SUBTENANT: Progyny, Inc. 1359 Broadway 2nd Floor New York, New York 10018 Attent ion: David Falk with a copy to: David N. Schumeister, Esq. 29 West 19th Street, 2nd Floor New York, New York 10011 16. SURRENDER AND RESTORATION. Subtenant shall surrender the Subleased Premises in the manner required by the Master Lease; provided, however, that in no event shall Subtenant be required to remove any alterations, improvements, computer/data/telephone cabling or personal property installed in or brought into the Subleased Premises by or for the benefit of 10

Sublandlord. Notwithstanding anything contained in the Master Lease or this Sublease to the contrary, except as set forth in the immediately preceding sentence Subtenant shall have no obligation to restore the Premises to any condition existing prior to the Sublease Commencement Date. If during the Sublease Term, Subtenant performs or installs alterations which it is required to remove pursuant to the Master Lease, then Subtenant shall, at its sole cost and expense, remove such alterations and restore the affected areas to the condition that existed just prior to the date that such alteration.

17. PREPAID BASE RENT. Upon execution of this Sublease, Subtenant shall provide and Sublandlord shall hold the first two (2) months Base Rent ("Prepaid Base Rent"), which shall be applied against such first and second month's Rent, following the Abatement Period. In the absence of a default by Subtenant, the Prepaid Base Rent shall be applied to the Base Rent due for the first and second month's Base Rent of the Sublease Term from and after the Abatement Period. In the event of a default which is not cured following notice and any applicable cure period prior to the end of the Abatement Period, the Prepaid Base Rent may be applied to cure any default by Sublandlord.

18. SECURITY DEPOSIT. Upon execution of this Sublease, Subtenant shall provide and Sublandlord shall hold, a cash equivalent security deposit (which shall be in the form of a letter of credit ("Letter of Credit")) in the amount of five (5) months' rent ($535,266.30). The Letter of Credit shall be in a form and substance that is reasonably approved by Sublandlord and attached hereto and incorporated herein as Exhibit E. The Letter of Credit shall be issued by a federally chartered bank approved by Sublandlord and licensed to do business in the State of New York or Colorado ("Issuing Bank"), such that Sublandlord may present a draft Letter of Credit to a branch of the Issuing Bank in either such State. The agreed upon Letter of Credit shall be annexed to and incorporated into this Sublease. Subtenant shall pay all fees incurred as a result of the drafting, negotiating, posting or drawing down (if any) upon the Letter of Credit. In the absence of a default by Subtenant, the Security Deposit or Letter of Credit shall be returned within thirty (30) days following the Expiration Date of the Sublease Term. In the event of a default which is not cured following notice and any applicable cure period, or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant's default, the Security Deposit or any portion thereof, may be applied to cure any default by Subtenant, and if a Letter of Credit is posted, Sublandlord may draw down upon the Letter of Credit in amounts necessary to cure such default after notice and opportunity to cure as provided herein. In either such event, Subtenant shall deposit with Sublandlord such sums as are required to restore the Security Deposit to its original amount or provide Sublandlord with a replacement Letter of Credit. Unless otherwise required by law, Sublandlord will not be required to keep the Security Deposit separate from its general funds and Subtenant will not be entitled to interest on the Security Deposit. The Security Deposit will not be deemed a limitation on Sublandlord's damages or a payment of liquidated damages or a payment of Rent due for the last month of the Sublease Term.

19. GOVERNING LAW. This Sublease shall be construed, and the rights and obligations of Sublandlord and Subtenant hereunder shall be determined, in accordance with the laws of the State of New York.

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20. JURY WAIVER. IF ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM IS BROUGHT BY SUBLANDLORD OR SUBTENANT AGAINST THE OTHER OR THEIR SUCCESSORS OR ASSIGNS WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH THIS SUBLEASE, THE USE AND OCCUPANCY OF THE SUBLEASED PREMISES, THE RELATIONSHIP BETWEEN SUBLANDLORD AND SUBTENANT, ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY, SUBLANDLORD AND SUBTENANT EACH HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY. IF SUBLANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NONPAYMENT OF RENT, SUBTENANT WILL NOT INTERPOSE (AND WAIVES THE RIGHT TO INTERPOSE) ANY COUNTERCLAIM IN ANY SUCH PROCEEDING.

21. AMENDMENTS TO THE MASTER LEASE. Sublandlord shall not consent to or make any modification or amendment to the Master Lease that would materially adversely affect Subtenant's rights or materially increase Subtenant's obligations under this Sublease, without Subtenant's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

21. NO MODIFICATION OF SUBLEASE. The agreements between the parties contained in this Sublease relate only to the rights and obligations between Sublandlord and Subtenant and their respective heirs, personal representative, successors and permitted assigns, and are not intended in any way to interpret, amend or in any manner affect the terms and provisions of the Sublease or Master Lease. This Sublease shall not be modified or amended except in writing signed by both Sublandlord and Subtenant.

22. ENTIRE AGREEMENT. This Sublease and the Master Landlord Consent constitute the entire agreement between the parties hereto and supersedes all prior understandings.

23. SEVERABILITY. If any provision of this Sublease proves to be illegal, invalid or unenforceable, the remainder of this Sublease will not be affected by such finding, and in lieu of each provision of this Sublease that is illegal, invalid or unenforceable, a provision will be added as a part of this Sublease as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

24. NO WAIVER. No waiver by either party of any agreement, condition, or provision contained in this Sublease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this Sublease.

25. MASTER LANDLORD CONSENT. This Sublease is expressly contingent and conditioned upon Sublandlord, at Sublandlord's sole cost and expense, obtaining the written consent of Master Landlord, as required by the terms of the Master Lease. Sublandlord will submit this Sublease promptly to Master Landlord and use all reasonable efforts to obtain such consent as soon as reasonably possible. Sublandlord and Subtenant hereby agree that in the event such consent is obtained after the Commencement Date set forth herein, the Commencement Date shall be revised to be the date that is one (1) business day after such consent is obtained, and the postponement of Subtenant's obligation to pay Base Rent until the revised Commencement Date shall be Subtenant's sole remedy therefor. If Master Landlord's Consent is not obtained on or

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before the date that is thirty (30) days after the date of this Sublease, Subtenant may terminate this Sublease, without cost or expense. 26. BROKERS. Subtenant and Sublandlord represent and warrant to each other that they have not dealt with any broker other than CBRE, Inc., who represented Sublandlord, and Newmark Knight Frank, who represented Subtenant (Newmark and CBRE are referred to herein as the "Brokers"), which represented Subtenant, in connection with this Sublease and that no other broker or person other than the Brokers had any part or was instrumental in any way in bringing about this transaction. Subtenant and Sublandlord shall indemnify and hold each other harmless from and against any and all loss, claims, liabilities, damages and expenses, including, without limitation, attorneys' fees and expenses and court costs, arising out of or in connection with any breach or alleged breach of the above representations or any claim by any person or entity other than the Brokers for brokerage commissions or other compensation in connection with the consummation of this Sublease. Any commission due and owing to the Brokers shall be paid by Sublandlord, or by CBRE on its behalf, pursuant to a separate agreement(s) with Sublandlord. The provisions of this Section shall survive the expiration or sooner termination of this Sublease. 27. Use and Enjoyment. (a) Subtenant shall have and enjoy the same rights to have facilities and services furnished by Landlord as Sublandlord possesses under the provisions of the Master Lease. Sublandlord agrees that if at any time during the Sublease Term such facilities or services are not f1.1mished or are improperly fumished to Subtenant, then, upon receipt of written notice fTom Subtenant specifying such failure, Sublandlord shall use its reasonable efforts to cause such facilities and/or services to be resumed or properly furnished or performed by Landlord insofar as the same apply to or affect the Premises. If Sublandlord shall commence litigation in order to obtain any such work, facilities, services or duties for Subtenant, which litigation Subtenant may join, and whether or not it so joins, Subtenant shall pay all reasonable costs and expenses (including reasonable attorney's fees) incurred in connection therewith. No such litigation shall be commenced without Subtenant's prior written approval, not to be unreasonably withheld, conditioned or delayed. Sublandlord agrees to use reasonable efforts to enforce Subtenant's rights against Landlord under the Master Lease for the benefit of Subtenant and to forward (i) to Landlord any notices or requests for consent as Subtenant may request, and (ii) to Subtenant any responses from Landlord with respect to such notices or requests), providing that Sublandlord shall be under no obligation to commence litigation, arbitration, or any fonnal or informal legal proceeding. (b) Sublandlord agrees to use reasonable efforts to enforce Subtenant's rights against Landlord under the Master Lease for the benefit of Subtenant with regard to approvals for Alterations requiring consent of Landlord (and to forward (i) to Landlord any notices or requests for consent as Subtenant may request, and (ii) to Subtenant any responses from Landlord with respect to such notices or requests). 26. REPRESENTATIONS OF SUBLANDLORD. Sublandlord represents, warrants and covenants to Subtenant that: A. Organization and Capitalization. Sublandlord is a limited liability company duJy organized and validly existing and in good standing under the laws of Delaware and is licensed and in good standing to do business in New York. 13

B. Validity and Execution of Agreement. Sublandlord has full legal right, power and authority to execute and deliver tllis Sublease and to perform its obligations hereunder. This Sublease has been duly authorized, executed and delivered by Sublandlord and constitutes the valid and binding obligation of Sublandlord enforceable against Sublancllord in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors. C. Legal Proceedings. There are no actions or proceedings pending or, to the knowledge of Sublandlord, threatened against, Sublandlord wllich, if adversely determined, would reasonably be expected to adversel y affect or restrict the ability of Sublandlord to perform its obligations under the Master Lease or tllis Sublease. 27. REPRESENTATIONS OF SUBTENANT. Subtenant represents, warrants and covenants to Sublandlord that: Organization and Capital ization. Subtenant is a corporation duly organized and A. validly existing and in good standing under the laws of Delaware and is licensed and in good standing to do business in New York. B. Validity and Execution of Agreement. Subtenant has full legal right, power and authority to execute and deliver this Sublease and to perform its obligat-ions hereunder. Subject to Master Landlord's Consent, this Sublease has been duly authorized, executed and delivered by Subtenant and constitutes the valid and binding obligation of Subtenant enforceable against Subtenant in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other Jaws of general application affecting the rights and remedies of creditors. C. Legal Proceedings. There are no actions or proceedings pending or, to the knowledge of Subtenant, threatened against, Subtenant which, if adversely detennined, would reasonably be expected to adversely affect or restrict the ability of Subtenant obligations under the Master Lease or this Sublease. to perform its [signatures on following page] 14

IN WITNESS WHEREOF, the parties have hereunto set their hands as of the date first above written.

SUBLANDLORD:

IPREO HOLDINGS, LLC

By: /s/ Grant Nicholson
Name: Grant Nicholson
Its: Sr. V.P. Corporate Treasurer

SUBTENANT:

PROGYNY, INC.

By: /s/ David Schlanger
Name: David Schlanger
Its: CEO

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